Exhibit 107

Calculation of Filing Fee Tables

F-4

(Form Type)

Bullish

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Warrants	Warrants	Rule 457(c) (Based on the market prices on February 7, 2022 on the New York Stock Exchange of FPAC Warrants)	66,666(14)	$1.09(4)	$72,665.94	$0.0000927	$6.74
	Ordinary Shares	Class A Ordinary Shares (issuable on exercise of Warrants)	Rule 457(c) (Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants)	133,332(15)(16)	$11.5(2)	—(17)	$0.0000927	$0

Fees Previously Paid	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants)	69,750,000(6)(15)	$10.50(2)	$732,375,000.00	$0.0000927	$67,891.16
	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants)	67,707,929(7)(15)	$10.50(2)	$710,933,254.50	$0.0000927	$65,903.51
	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on December 16, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares)	6,248,316(8)(15)	$10.12(3)	$63,232,957.92	$0.0000927	$5,861.70
	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on February 7, 2022 on the New York Stock Exchange of the FPAC Class A ordinary shares)	6,317,227(9)(15)	$9.93(4)	$62,730,064.11	$0.0000927	$5,815.08
	Ordinary Shares	Class A Ordinary Shares	Rule 457(h)(1) (Based on weighted average exercise price of the options)	15,907,196(10)(15)	$5.709(5)	$90,814,181.96	$0.0000927	$8,418.47
	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on February 7, 2022 on the New York Stock Exchange of the FPAC Class A ordinary shares)	2,374,437(11)(15)	$9.93(4)	$23,578,159.41	$0.0000927	$2,185.70
	Warrants	Warrants	Rule 457(c) (Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants)	27,000,000(12)(15)	$3.03(2)	$81,810,000.00	$0.0000927	$7,583.79
	Warrants	Warrants	Rule 457(c) (Based on the market prices on February 7, 2022 on the New York Stock Exchange of FPAC Warrants)	66,666(13)	$1.09(4)	$72,665.94	$0.0000927	$6.74
	Ordinary Shares	Class A Ordinary Shares (issuable on exercise of Warrants)	Rule 457(c) (Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants)	27,000,000(15)(16)	$11.50(2)	—(17)	$0.0000927	$0
Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$1,765,618,949.78		$163,672.88
	Total Fees Previously Paid							$163,666.14
	Total Fee Offsets							—
	Net Fee Due							$6.74

(1) All securities being registered will be issued by Bullish, a Cayman Islands exempted company (“Bullish”). In connection with the business combination described in the proxy statement/prospectus included herein (“Business Combination”), (a) BMC1, a Cayman Islands exempted company (“Merger Sub 1”) and a wholly-owned subsidiary of Bullish, will be merged with Far Peak Acquisition Corporation, a publicly traded Cayman Islands exempted company (“FPAC”), and (b) BMC2, a Cayman Islands exempted company (“Merger Sub 2”) and a wholly-owned subsidiary of Bullish, will be merged with Bullish Global, a Cayman Islands exempted company (“Bullish Global”). Upon the consummation of the Business Combination (i) each outstanding Class A and Class B ordinary share of FPAC will be converted into one Class A ordinary share (the “Class A Ordinary Shares”) of Bullish, and (ii) each outstanding FPAC Warrant (“FPAC Warrants”) will be converted into one warrant of Bullish (“Bullish Warrants”) that entitles the holder thereof to purchase one Class A Ordinary Share of Bullish in lieu of one Class A ordinary share of FPAC and otherwise upon substantially the same terms and conditions.

(2) Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants (FPAC is the company to which the registrant will succeed after the transactions described in this registration statement and the proxy statement/prospectus included herein).

(3) Based on the market prices on December 16, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares (FPAC is the company to which the registrant will succeed after the transactions described in this registration statement and the proxy statement/prospectus included herein).

(4) Based on the market prices on February 7, 2022 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants (FPAC is the company to which the registrant will succeed after the transactions described in this registration statement and the proxy statement/prospectus included herein).

(5) Based on the weighted average exercise price of the options after the consummation of the Business Combination.

(6) Consists of Class A Ordinary Shares issuable in exchange for outstanding Class A and Class B ordinary shares of FPAC, including Class A ordinary shares of FPAC included in outstanding units of FPAC consisting of one Class A ordinary share of FPAC and one-third of an FPAC Warrant (“Units”). Upon the consummation of the Business Combination, all Units will be separated into their component securities.

(7) Consists of Class A Ordinary Shares issuable in exchange for outstanding Class C common shares of Bullish Global held by certain non-affiliates of Bullish Global based on the 20-day average price of digital assets as of August 31, 2021, the registration fee of which has been previously paid.

(8) Consists of additional Class A Ordinary Shares issuable in exchange for outstanding Class C common shares of Bullish Global held by certain non-affiliates of Bullish Global based on the 20-day average price of digital assets as of November 1, 2021, the registration fee of which has been previously paid.

(9) Consists of additional Class A Ordinary Shares issuable in exchange for outstanding Class C common shares of Bullish Global held by certain non-affiliates of Bullish Global based on the 52-week high price of digital assets as of December 31, 2021, the registration fee of which is paid herewith.

(10) Consists of Class A Ordinary Shares issuable upon exercise of the issued options based on the number of Bullish Global options outstanding as of January 31, 2022 and based on the 52-week high price of digital assets as of December 31, 2021. Upon the consummation of the Business Combination, the options issued to recipients to acquire Class C common shares of Bullish Global will be automatically converted to options to acquire Class A Ordinary Shares of Bullish.

(11) Consists of Class A Ordinary Shares related to the restricted stock units based on the number of Bullish Global restricted stock units outstanding as of January 31, 2022 and the 52-week high price of digital assets as of December 31, 2021. Upon the consummation of the Business Combination, the restricted stock units issued to recipients to acquire Class C common shares of Bullish Global will be automatically converted to restricted stock units to acquire Class A Ordinary Shares of Bullish.

(12) Consists of Bullish Warrants that will replace outstanding FPAC Warrants, including FPAC Warrants included in outstanding Units of FPAC and the private placement warrants of FPAC (including the 500,000 private placement warrants subject to cancellation).

(13) Consists of additional Bullish Warrants that will replace outstanding FPAC Warrants issued in a January 2022 private placement.

(14) Consists of additional Bullish Warrants that will replace outstanding FPAC Warrants issued in a March 2022 private placement.

(15) Consists of Class A Ordinary Shares of Bullish issuable upon exercise of warrants. Each warrant will entitle the warrant holder to purchase one Class A Ordinary Share of Bullish at a price of $11.50 per share (subject to adjustment).

(16) Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(17) No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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